EXHIBIT 1

AGREEMENT OF JOINTING FILING

Stonehill Capital Management LLC, Stonehill Institutional Partners, L.P., John Motulsky, Peter Sisitsky, Michael Thoyer, Jonathan Sacks, Michael Stern, Samir Arora and Garrett Zwahlen hereby agree that the Statement on Schedule 13G to which this agreement is attached as an exhibit as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Dated: November 14, 2025

STONEHILL CAPITAL MANAGEMENT LLC

By: /s/ Paul D. Malek

Paul D. Malek

An Authorized Signatory of a Member

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By: Stonehill General Partner, LLC, its general partner

By: /s/ Paul D. Malek

Paul D. Malek

An Authorized Signatory

JOHN MOTULSKY

/s/ Paul D. Malek

Paul D. Malek

Attorney-in-Fact for John Motulsky

JONATHAN SACKS

/s/ Paul D. Malek

Paul D. Malek

Attorney-in-Fact for Jonathan Sacks

PETER SISITSKY

/s/ Paul D. Malek

Paul D. Malek

Attorney-in-Fact for Peter Sisitsky

MICHAEL THOYER

/s/ Paul D. Malek

Paul D. Malek

Attorney-in-Fact for Michael Thoyer

MICHAEL STERN

/s/ Paul D. Malek

Paul D. Malek

Attorney-in-Fact for Michael Stern

SAMIR ARORA

/s/ Paul D. Malek

Paul D. Malek

Attorney-in-Fact for Samir Arora

GARRETT ZWAHLEN

/s/ Paul D. Malek

Paul D. Malek

Attorney-in-Fact for Garrett Zwahlen